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                              [LETTERHEAD OF CTI]

                                                                    EXHIBIT 99.1



FOR IMMEDIATE RELEASE                     Contact: Lee M. Parker, Vice President
                                                         Cell Therapeutics, Inc.
                                                                    206/282-7100
                                                          lparker@ctiseattle.com



  CELL THERAPEUTICS RAISES $2 MILLION IN SECOND TRANCHE OF PRIVATE PLACEMENT

SEATTLE--October 16, 1996--Cell Therapeutics (cti) today announced the closing of a second and final tranche of $2 million in its company-managed private placement of $17 million in Series A Convertible Preferred Stock. Placed with existing institutional and accredited individual investors, these securities have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States without registration or applicable exemption from registration requirements.

Cell Therapeutics, Inc. is a Seattle-based biopharmaceutical company focusing on the development of a new class of drugs that seeks to selectively regulate the metabolism of phospholipids in intracellular signaling pathways relevant to cancer and immune and inflammatory diseases.




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